As filed with the Securities and Exchange Commission on December 26, 2007
Registration No. 333_____

SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

_________________

FORM S-8 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	43-1706529
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

150 North Meramec
Clayton, Missouri 63105
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

EFSC Incentive Savings Plan
(Full title of the plan)

Copy to:

Frank H. Sanfilippo	Charles E. H. Luedde, Esq.
Chief Financial Officer	Greensfelder Hemker & Gale, P.C.
Enterprise Financial Services Corp	10 South Broadway, Suite 2000
150 North Meramec	St. Louis, Missouri 63102
Clayton, Missouri 63105	(314) 241-9090
(314) 725-5500
(Name, address and telephone number
of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered	Per Share (2)	Offering Price	Fee
Common Stock, par value $0.01 per share (1)	200,000	23.81	$4,762,000.00	$146.19

(1)	pursuant to Rule 416(c) under the Securities Act of 1933, as amended (“1933 Act”), includes, an indeterminate amount of plan participation interests.
(2)	Estimated solely for the purpose of calculating the registration fee, based in accordance with Rule 457(h) under the 1933 Act on the average of the high and low prices as reported by the NASDAQ Stock Market on December 19, 2007.
(3)	Pursuant to Rule 416(a) under the 1933 Act, the number of shares registered hereunder includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transaction that results in an increase in the number of outstanding shares of Common Stock.

Part I

Omitted pursuant to the Note to Part I of form S-8.

Part II

Item 3. Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference:

     (1) the Annual Report on form 10-K of Enterprise Financial Services Corp (the “Corporation”) filed with the Securities and Exchange Commission (the “Commission”) for the year ended December 31, 2006;

     (2) the Quarterly Report on Form 10-Q of the Corporation filed with the Commission for the quarter ended March 31, 2007;

     (3) the Quarterly Report on Form 10-Q of the Corporation filed with the Commission for the quarter ended June 30, 2007;

     (4) the Quarterly Report on Form 10-Q of the Corporation filed with the Commission for the quarter ended September 30, 2007;

     (5) all other reports filed by the Corporation with the Commission pursuant to Section 13(a) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2006, including without limitation all Current Reports on Form 8-K filed by the Corporation with the Commission since such date; and

     (6) the description of the shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”) contained in the Corporation’s Registration Statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report subsequently filed for the purpose of updated that description.

     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 102 of the Delaware General Corporation Law, as amended (the “DGCL”), allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, agent or employee of the Corporation, or is or was serving at the Corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acting in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Corporation as well, but only to the extent of defense expenses, reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Corporation, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successfully on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     As permitted by the DGCL, the Corporation’s certificate of incorporation includes a provision to eliminate the personal liability of its directors for monetary damages for breach of alleged breach of their fiduciary duties as directors, subject to limited exceptions. The certificate of incorporation also provides that every person who is or was our director, officer, employee or agent or is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the Corporation’s request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving such person in this capacity.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The Exhibits to this registration statement are listed in the Index to Exhibits which immediately follows the signature pages hereto.

     Pursuant to the instructions to Form S-8 under Item 8, no opinion of counsel as to the legality of the securities being registered is being furnished because no original issue shares are being registered under this Registration Statement.

     The Corporation has received a determination letter from the Internal Revenue Service that the Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”). The Corporation hereby undertakes to submit any amendments to the Plan to the Internal Revenue Service in a timely manner and will make all changes required under the Code to maintain the tax qualification of the Plan.

Item 9. Undertakings.

     The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or event arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona file offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 12, 2007.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Frank H. Sanfilippo
Frank H. Sanfilippo
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Enterprise Financial Services Corp (the “Company”) and each of us, do hereby constitute and appoint Kevin C. Eichner and Frank H. Sanfilippo, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and amendments (including post-effective amendments) to the Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and conform all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Peter F. Benoist	Executive Vice President and	December 12, 2007
Peter F. Benoist	Chairman of the Board of Directors

/s/ Kevin C. Eichner	Chief Executive Officer and Director	December 12, 2007
Kevin C. Eichner

/s/ William H. Downey	Director	December 12, 2007
William H. Downey

/s/ Robert E. Guest, Jr.	Director	December 12, 2007
Robert E. Guest, Jr.

/s/ Lewis A. Levey	Director	December 12, 2007
Lewis A. Levey

/s/ Birch M. Mullins	Director	December 12, 2007
Birch M. Mullins

/s/ James J. Murphy	Director	December 12, 2007
James J. Murphy

/s/ Robert E. Saur	Director	December 12, 2007
Robert E. Saur

/s/ Sandra Van Trease	Director	December 12, 2007
Sandra Van Trease

/s/ Henry D. Warshaw	Director	December 12, 2007
Henry D. Warshaw

/s/ Michael A. DeCola	Director	December 12, 2007
Michael A. DeCola

/s/ Brenda D. Newberry	Director	December 12, 2007
Brenda D. Newberry

Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Enterprise Financial Services Corp Incentive Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of St. Louis, State of Missouri on December 12, 2007.

ENTERPRISE FINANCIAL SERVICES
CORP INCENTIVE SAVINGS PLAN

By:	/s/ Mark Murtha
Mark Murtha, Sr. Vice President
Human Resources

INDEX TO EXHIBITS

Exhibit No.	Description
3.1*	Certificate of Incorporation of the Registrant, (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 dated December 19, 1996 (File No. 333-14737)).

3.2*	Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 dated July 1, 1999 (File No. 33382087)).

3.3*	Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 1999).

3.4*	Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on April 30, 2002).

3.5*	Bylaws of the Registrant, as amended, (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007).

23.1**	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page above)

*   Previously Filed
** Filed herewith